Exhibit 99.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Robert L. Walker, Chief Executive Officer of International Leisure Hosts, Ltd. (the "Company"), hereby certifies that, to the best of his knowledge:

1. The Company's Annual Report on Form 10-KSB for the period ended March 31, 2003, to which this Certification is attached as
                Exhibit 99.1 (the "Annual Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.


/s/ Robert L. Walker

Robert L. Walker
Chief Executive Officer
June 15, 2003










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